Execution Copy

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is dated as of June 29, 2007 (as the same may be amended, supplemented or modified in accordance with the terms hereof, this “Agreement”), among Mirabella Holdings, LLC, a Delaware limited liability company (the “Purchaser”), Duane S. Jenson (“DSJ”), Travis T. Jenson (“TTJ”), Thomas J. Howells (“TJH”), Leonard W. Burningham (“LWB,” and collectively with DSJ, TTJ and TJH, the “Sellers” and each individually, a “Seller”), and LWB, as the representative of the Sellers pursuant to Section 8.14 hereof (the “Sellers’ Representative”).

WHEREAS, the Sellers propose to sell to the Purchaser, and the Purchaser proposes to purchase from the Sellers, an aggregate of 1,966,872 shares (the “Seller Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of Atlantica, Inc., a Utah corporation (the “Company”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1     Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Actions” means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

“Agreement” has the meaning assigned to such term in the Preamble.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee thereof.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

“Claims” means losses, claims, damages or liabilities, joint or several, Actions or proceedings (whether commenced or threatened).

“Closing” has the meaning assigned to such term in Section 2.2.

“Closing Date” has the meaning assigned to such term in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” has the meaning assigned to such term in the Preamble.

“Company” has the meaning assigned to such term in the Preamble.

“Company Options” has the meaning assigned to such term in Section 3.6.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement, including, without limitation, pursuant to the Escrow Agreement and the Reset Agreement.

“Contractual Obligation” means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust, credit agreement, note, evidence of indebtedness or other instrument, written or otherwise, to which such Person is a party or by which it or any of its property is bound.

“DSJ” has the meaning assigned to such term in the Preamble.

“DSJ Retained Shares” means the 70 shares of Common Stock retained by DSJ and not sold to the Purchaser or delivered to the Escrow Agent pursuant to this Agreement.

“Environmental Claim” means any claim, action, cause of action, investigation of which the Company has knowledge, or written notice by any Person to the Company alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, or (b) circumstances forming the basis of any violation or liability, or alleged violation or liability, of any Environmental Law.

“Environmental Laws” means all United States federal, state, local, and foreign statute, law, regulation, ordinance, rule, common law, judgment, order, decree or other governmental requirement or restriction relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern.

“Equitable Principles” means applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law.

“Escrow Agent” has the meaning set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement dated as of the date hereof among the Purchaser, the Sellers’ Representative and Hughes Hubbard & Reed LLP, as escrow agent thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body or self regulatory organization having or asserting jurisdiction over a Person, its business or its properties.

“Indemnified Party” has the meaning assigned to such term in Section 7.2(c).

“Indemnifying Party” has the meaning assigned to such term in Section 7.2(c).

“Indemnification Claim” has the meaning assigned to such term in Section 7.2(c).

“knowledge of the Company” means the actual knowledge of any Seller or any director or officer of the Company, after due inquiry of those persons employed by the Company charged with administrative or operational responsibility for such matter.

“LWB” has the meaning assigned to such term in the Preamble.

“Liability” means any obligation, contingent or otherwise, direct or indirect, whether or not in writing and whether or not the enforceability thereof may be in doubt, to pay any money, take any action or refrain from taking any action.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (statutory or other), voting or other restriction, preemptive right or other encumbrance of any kind or nature whatsoever.

“Material Adverse Effect” means any change, development, effect, condition or occurrence that has had or could reasonably be expected to be material and adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of the Company or to prevent or materially impede or delay the ability of the Company to consummate the Contemplated Transactions.

“Materials of Environmental Concern” means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, lead or lead-based paints or materials, PCBs, or radon, or any other materials that are regulated by, or may form the basis of liability under, any Environmental Law.

“NASD” means the National Association of Securities Dealers, Inc.

“Offered Securities” has the meaning assigned to such term in Section 6.2.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association, Governmental Authority, or any other entity of whatever nature.

“Preemptive Rights Notice” has the meaning assigned to such term in Section 6.2.

“Preferred Stock” has the meaning assigned to such term in Section 3.6.

“Purchase Price” has the meaning assigned to such term in Section 2.1.

“Purchaser” has the meaning assigned to such term in the Preamble.

“Purchaser Indemnified Persons” has the meaning assigned to such term in Section 7.2(a).

“Registration Agreement” means the Registration Agreement dated June 27, 2005 between the Sellers and Interwest Stock Transfer, as filed as Exhibit 99 to the Company’s Form 10-KSB for the fiscal year ended December 31, 2001.

“Requirement of Law” means, as to any Person, the articles of incorporation and bylaws or other organizational or governing documents of such Person, and any law (including, without limitation, laws related to Taxes and Environmental Laws), treaty, rule, regulation, ordinance, qualification, standard, license or franchise or determination of an arbitrator or a court or other Governmental Authority, including the NASD or any national securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

“Reset Agreement” means the Share Escrow and Reset Agreement dated as of the date hereof among the Purchaser, the Sellers’ Representative, the Company and Hughes Hubbard & Reed LLP, as escrow agent thereunder.

“Return” has the meaning assigned to such term in Section 3.11.

“Sarbanes-Oxley Act” has the meaning assigned to such term in Section 3.7.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means each registration statement, report, proxy statement or information statement (other than preliminary materials) or other documents filed by the

Company with the Commission on or after June 28, 2005 pursuant to the Securities Act or the Exchange Act or the rules and regulations thereunder, each in the form (including exhibits and any amendments) filed with the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

“Seller Indemnified Persons” has the meaning assigned to such term in Section 7.2(b).

“Sellers’ Representative” has the meaning assigned to such term in the Preamble.

“Seller Shares” has the meaning assigned to such term in the Preamble.

“Subsidiary” of any specified Person means any other Person more than 50% of the outstanding voting securities or other applicable equity interests of which is owned or controlled, directly or indirectly, by such specified Person and/or by one or more other Subsidiaries of such specified Person.

“Tax” or “Taxes” means any taxes, assessment, duties, fees, levies, imposts, deductions, or withholdings, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers’ compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever, imposed by any taxing authority of any government or country or political subdivision of any country, and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon and includes any liability for Taxes of another Person by contract, as a transferee or successor, under Treasury Regulation 1.1502-6 or analogous state, local or foreign Requirement of Law provision or otherwise.

“Third Party Indemnification Claim” has the meaning assigned to such term in Section 7.2(d).

“TJH” has the meaning assigned to such term in the Preamble.

“TTJ” has the meaning assigned to such term in the Preamble.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

2.1          Purchase and Sale of Common Stock. Concurrently herewith and in reliance upon the representations and warranties set forth below, the Sellers are selling to the Purchaser, and the Purchaser is purchasing from the Sellers, the Seller Shares for an aggregate purchase price of $525,000 (the “Purchase Price”). Immediately following the Closing and the consummation of the Contemplated Transactions, the Purchaser shall own 80.0% of the outstanding shares of capital stock of the Company, on a fully-diluted basis, after giving effect to the Contemplated Transactions.

2.2	Closing.

(a)          The closing of the transactions contemplated by this Agreement (the “Closing “) is taking place concurrently herewith at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY, counsel to the Purchaser. The date of this Agreement is sometimes referred to as the “Closing Date.”

(b)          In addition to the other requirements set forth herein, at the Closing, the Sellers are concurrently herewith delivering, or causing to be delivered to Purchaser, the following:

(i)           certificates representing the Seller Shares, and any other documents (including, without limitation, stock powers duly endorsed in blank) that are necessary to transfer to the Purchaser good and valid title to all the Seller Shares free and clear of all Liens;

(ii)          a certificate evidencing the good standing of Company in its jurisdiction of organization as of a recent date;

(iii)	any required transfer Tax returns or forms;

(iv)         a certification conforming to the requirements of Treasury Regulation 1.1445-2(c)(3);

(v)          resignations from each member of the Company’s Board of Directors (and committees thereof) requested by the Purchaser in order to give effect to the provisions of Section 6.1;

(vi)        a general release dated as of the Closing Date from each Seller and each of their respective Affiliates in favor of the Company and each of its Affiliates, other than with respect to the Contemplated Transactions;

(vii)       all consents, authorizations, approvals, and waivers required for the consummation of the transactions contemplated by this Agreement;

(viii)      the Escrow Agreement, duly executed by the Sellers’ Representative;

(ix)        the Reset Agreement, duly executed by the Sellers’ Representative;

(x)          the legal opinion of LWB, as counsel to the Sellers, dated the Closing Date, addressed to the Purchaser; and

(viii)      all other certificates, documents and instruments that are reasonably requested by Purchaser.

(c)          In addition to the other requirements set forth herein, at the Closing, Purchaser is concurrently herewith delivering, or causing to be delivered to Sellers’ Representative, the following:

(i)           a certificate evidencing the good standing of the Purchaser in its jurisdiction of organization as of a recent date;

(ii)	the Escrow Agreement, duly executed by the Purchaser;
(iii)	the Reset Agreement, duly executed by the Purchaser; and

(iv)         all other certificates, documents and instruments that are reasonably requested by the Sellers.

(d)          In addition to the other requirements set forth herein, at the Closing, the Sellers are delivering to the Escrow Agent certificates representing all of the remaining 423,998 shares of Common Stock owned by them, other than the DSJ Retained Shares, as well as any other documents necessary to transfer title therein, to be held by the Escrow Agent pursuant and subject to the terms and conditions of the Reset Agreement.

2.3          Payments. Purchaser is concurrently herewith delivering the Purchase Price as follows:

(a)          $75,000 is being delivered to the Escrow Agent, on behalf of the Sellers in the respective amounts set forth on Schedule 2.3 hereto under the heading “Escrow Funds,” by wire transfer of immediately available funds, to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement; and

(b)          $450,000 is being delivered to the Sellers, in the respective amounts set forth on Schedule 2.3 hereto under the heading “Payment Amount,” by wire transfer of immediately available funds in accordance with written instructions that the Sellers have previously provided to the Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Sellers jointly and severally represent and warrant to Purchasers as follows:

3.1          Corporate Existence and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and (b) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

3.2          Subsidiaries. The Company has no Subsidiaries and no interest or investments in any corporation, partnership, limited liability company, trust or other entity or organization.

3.3          Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Contemplated Transactions: (a) have been duly authorized by all necessary corporate or other action of the Company; (b) do not contravene the terms of the Company’s articles of incorporation or bylaws; and (c) do not entitle any Person to exercise any statutory or contractual preemptive or other rights to purchase or otherwise receive shares of capital stock or any equity interest in the Company.

3.4          Governmental Authorization; Third Party Consents. Except for an information statement pursuant to Section 14(f) of the Exchange Act and Rule 14(f)-1 promulgated thereunder to be filed by the Company with the SEC pursuant to Section 6.1 of this Agreement, no approval, consent, qualification, order, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law, is necessary or required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company, or enforcement against the Company, of this Agreement and the consummation of the Contemplated Transactions.

3.5          Binding Effect. This Agreement has been duly authorized, executed and delivered by the Company and, subject to Equitable Principles, this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.6          Capitalization. The authorized stock of the Company consists of 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), and 50,000,000 shares of Common Stock. As of the date of this Agreement, no shares of Preferred Stock and 2,458,590 shares of Common Stock are issued and outstanding. There are no outstanding rights, options or warrants to purchase shares of any class or series of stock of the Company (collectively, the “Company Options”). Except for 2,458,590 shares of Common Stock issued and outstanding on the date of this Agreement, there are no shares of Common Stock or any other equity security of the Company issued or outstanding and no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor are there any rights, options or warrants outstanding or other agreements to acquire shares of stock of the Company nor is the Company subject to any Contractual Obligation to issue any shares of stock or to purchase, redeem or otherwise acquire any of its outstanding shares of stock. Immediately prior to the Closing, all of the issued and outstanding shares of Common Stock are held of record and beneficially by the Persons, and in the respective amounts, set forth on Schedule 3.6 hereto. The Company has not created any “phantom stock,” stock appreciation rights or other similar rights the value of which is related to or based upon the price or value of the Common Stock. No stockholder of the Company or other Person is entitled to any preemptive or similar rights to subscribe for shares of stock of the Company and, no outstanding securities of the Company contain any anti-dilution or other similar rights. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, free of preemptive rights under Utah law or any Contractual Obligation, and free and clear of all Liens. All of the outstanding securities of the Company (including, without limitation, the Common Stock and the Company Options) have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws, and none of such securities were at the time of issuance subject to any preemptive rights. The Company has not granted to any Person the right to demand or request that the Company effect a registration under the Securities Act of any securities held by such Person or to include any securities of such Person in any such registration by the Company.

3.7          SEC Documents; Sarbanes-Oxley Compliance. From and after June 28, 2005, the Company has timely filed each registration statement, report, proxy statement or information statement (other than preliminary materials) or other documents required to be filed by it with the Commission pursuant to the Securities Act or the Exchange Act or the rules and regulations thereunder. As of their respective dates, the SEC Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements, (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for those statements, if any, as have been modified by subsequent filings with the Commission prior to the date hereof, and (iii) at the time filed included or were accompanied by the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) to be filed or submitted by the Company’s principal executive officer and principal financial officer (each of which certification was true and correct and complied with the Sarbanes-Oxley Act) and otherwise complied with the applicable requirements of the Sarbanes-Oxley Act. The financial statements and other financial information included in each of the SEC Reports fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of, and for the periods presented in, the applicable SEC Reports. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the SEC Reports (including the related notes and schedules) present fairly, in all material respects, the financial position of the Company as of its date and each of the consolidated statements of operations, cash flows and stockholders’ equity of the Company included in or incorporated by reference into the SEC Reports (including any related notes and schedules) present fairly, in all material respects, the results of operations, cash flows and stockholders’ equity of the Company for the periods set forth, in each case in conformity with GAAP consistently applied during the periods involved, except as may be noted therein (subject, in the case of unaudited statements, to those exceptions as may be permitted by Form 10-QSB of the Commission and to normal year-end audit adjustments which are not in the aggregate material).

3.8          Litigation. There is no legal action, suit, arbitration, proceeding or, to the knowledge of the Company, other legal, administrative or other governmental investigation or inquiry pending or claims asserted (or, to the knowledge of the Company, any threat thereof) to which the Company is subject, or relating to any of the Contemplated Transactions or against any officer, director or employee of the Company in connection with such Person’s relationship with or actions taken on behalf of the Company. The Company is not subject to any judgments, orders, rulings, injunctions or decrees of any Governmental Authority.

3.9          Contracts. Except pursuant to this Agreement, the Company has no Contractual Obligations.

3.10       Environmental. To the knowledge of the Company, the Company is, and has been at all times, in material compliance with all Environmental Laws. The Company has not received any notice that alleges that the Company is not in compliance with any Environmental Laws, and to the knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with such compliance in the future. There is no Environmental Claim pending, or to the knowledge of the Company, threatened against the Company with respect to the operations or business of the Company, or against any Person whose liability for any Environmental Claim the Company or any of its has retained or assumed either contractually or by operation of law. To the knowledge of the Company, there has been no release at any time of any Materials of Environmental Concern at, on, about, under or within any real property currently, or to the knowledge of the Company, formerly owned, leased, operated or controlled by the Company or any of their predecessors.

3.11       Taxes. Since January 1, 2002, all returns, declarations, reports, claims for refund, or information return or statement relating to Taxes (including any schedule or attachment thereto, and including any amendment thereof, “Returns”) required to be filed by the Company have been timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Returns are true, complete, and correct in all material respects. All Taxes that are due or claimed to be due from the Company have been timely paid, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company in accordance with GAAP. There are no proposed, asserted, ongoing or to the knowledge of the Company, threatened, assessments, examinations, claims, deficiencies, Liens or other litigation with regard to any Taxes or Returns of the Company. To the knowledge of the Company, the accruals and reserves on the books and records of the Company in respect of any Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period. The Company is not a United States real property holding corporation as defined in Section 897(c)(2) of the Code. The Company is not currently the beneficiary of any extension of time within which to file any Return. All material amounts required to be collected or withheld by the Company have been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly and timely remitted. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. No taxing authority in a jurisdiction where the Company does not file Returns has made a written claim or assertion that the Company is or may be subject to taxation by such jurisdiction. The Company is not party to or bound by any Tax sharing or Tax allocation or similar Contractual Obligation. True and complete copies of all income Tax Returns that have been filed by the Company for Tax periods after December 31, 2002 have been delivered or made available to the Purchaser. The Company (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group of which the Company was the common parent) or (B) does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local, or foreign Requirement of Law), as a transferee or successor, by contract, or otherwise. The Company has not agreed, or is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or analogous provision of foreign, state, or local Requirement of Law) by reason of a change in accounting method or otherwise, and the Company has no knowledge that the Internal Revenue Service (or other taxing authority) has proposed or is considering any such change in accounting. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) ”closing agreement” as described in Code § 7121 (or any corresponding or similar provision of state, local or foreign income Tax Requirement of Law) executed on or prior to the Closing Date; (B) installment sale or open transaction disposition made on or prior to the Closing Date; or (C) prepaid amount received on or prior to the Closing Date.

3.12       Investment Company Act. The Company is not and, after giving effect to consummation of the Contemplated Transactions, will not be, an “investment company” or an entity “controlled by” an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended).

3.13       No Brokers or Finders. Except for Doug Polinsky, whose fees will be paid by the Sellers, no agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Company or the Sellers is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of the Contemplated Transactions.

3.14       No Liabilities. Immediately following the Closing, the Company will have no Liabilities.

3.15       Disclosure. Neither this Agreement nor any certificate, instrument or written statement furnished or made to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which they were made not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS

Each Seller severally and not jointly represents and warrants to Purchaser as to each matter with respect to itself only as follows:

4.1        Ownership of Shares; Title. Such Seller owns beneficially and of record, free and clear of any Liens, the Common Stock set forth beside such Seller’s name on Schedule 4.1 hereto under the column titled “Total Owned Shares,” and such Common Stock constitutes all of the shares of capital stock of the Company owned beneficially or of record by such Seller, other than the DSJ Retained Shares. At the Closing, such Seller is transferring to the Purchaser good and marketable title to the Common Stock set forth beside such Seller’s name on Schedule 4.1 hereto under the column titled “Shares Sold,” free and clear of all Liens, except for the restrictions imposed pursuant to the Registration Agreement. At the Closing, such Seller is delivering to the Escrow Agent the number of shares of Common Stock set forth beside such Seller’s name on Schedule 4.1 hereto under the column titled “Escrow Shares,” free and clear of all Liens, except for restrictions imposed pursuant to the Registration Agreement, which shares represent all of the remaining shares of capital stock of the Company owned beneficially and of record by such

Seller, except for the DSJ Retained Shares. Except for this Agreement, there are no outstanding warrants, options, or rights of any kind for any Person to acquire any such Common Stock from such Seller.

4.2	Capacity, Enforceability and Consents.

(a)          Such Seller is a natural person and has the legal capacity to execute, deliver and perform its obligations under this Agreement.

(b)          This Agreement has been duly authorized, executed and delivered by such Seller and, subject to Equitable Principles, this Agreement constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.

(c)          No approval, consent, qualification, order, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, or any other Person in respect of any Requirement of Law, Contractual Obligation or otherwise, and no lapse of a waiting period under a Requirement of Law, is necessary or required to be obtained or made by such Seller in connection with the execution, delivery or performance by such Seller, or enforcement against such Seller, of this Agreement and the consummation of the Contemplated Transactions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers as follows:

5.1          Existence and Power. The Purchaser (a) is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and (b) has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Escrow Agreement.

5.2          Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Escrow Agreement, and the consummation of the Contemplated Transactions (a) have been duly authorized by all necessary action of the Purchaser, (b) do not contravene the terms of the Purchaser’s organizational documents, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Purchaser or any Requirement of Law applicable to the Purchaser, except for such violations, conflicts, breaches or Liens which, individually and in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions.

5.3          Governmental Authorization; Third Party Consents. Except as individually and in the aggregate would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions, no approval, consent, qualification, order, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required to be obtained or made by the Purchaser in connection with the execution, delivery or performance by the Purchaser, or enforcement against the Purchaser, of this Agreement or the consummation of the Contemplated Transactions.

5.4          Binding Effect. This Agreement and the Escrow Agreement have been duly executed and delivered by the Purchaser and, subject to Equitable Principles, this Agreement and the Escrow Agreement constitute, the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

5.5          No Brokers or Finders. No agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Purchaser is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the Contemplated Transactions.

5.6          Accredited Investor. Purchaser is an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto.

5.7	Investment Intent, Etc.

(a)          Purchaser is acquiring the Seller Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

(b)          Sellers have provided to Purchaser all documents and information that Purchaser has requested relating to an investment in the Company. Purchaser recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of the Seller Shares. Purchaser has determined that the acquisition of the Seller Shares is a suitable investment for Purchaser.

ARTICLE VI

COVENANTS OF THE COMPANY; OTHER AGREEMENTS

6.1	Board of Directors.

(a)          Upon the Closing, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, Purchaser shall be entitled to determine the size of the Board of Directors and designate such number of the directors as it shall determine. In furtherance thereof, but consistent with the Company’s by-laws and articles of incorporation and applicable law, the Company shall, upon the Closing, promptly take such actions as are requested by the Purchaser to enable such designees of the Purchaser to be elected or appointed to the Board of Directors, including amending the by-laws, increasing the number of directors on the Board of Directors and obtaining the resignations of any or all of its incumbent directors, or all of them. The Company shall use its best efforts to cause the vacancies created by such increase in the number of directors or the resignation of incumbent directors to be filled by the designees of the Purchaser. At such time, the Company shall, if requested by the Purchaser, also take all action necessary to cause all persons designated by the Purchaser to serve as the members of each committee of the Board of Directors.

(b)          Subject to applicable law, the Company shall take all action requested by the Purchaser, that is reasonably necessary to effect any such election or appointment of the designees of the Purchaser to the Board of Directors, including promptly mailing to its stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing not less than one business day after the date of this Agreement. As soon as such designees are permitted pursuant to such Rule 14f-1 to serve on the Board of Directors, the Company shall cause (i) all of them to be elected to the Board of Directors, (ii) such directors who have been identified by the Purchaser to resign as directors of the Company, and (iii) the Board of Directors to consist of such total number of directors as the Purchaser shall determine, until thereafter changed in accordance with the Company’s by-laws. The provisions of this Section 6.1 are in addition to and shall not limit any rights that the Purchaser or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of the Company as a matter of applicable law with respect to the election of directors or otherwise.

6.2	Preemptive Rights.

(a)          If, at anytime during the 18-month period following the Company’s consummation of Reset Transaction (as defined in the Reset Agreement), the Company effects a reverse split of the shares of its Common Stock and thereafter proposes to issue or sell to the Purchaser or any Affiliate of the Purchaser during such 18-month period, in connection with an equity investment by such Person, any shares of the Company’s capital stock or any securities exercisable or exchangeable for, or convertible into, any shares of the Company’s capital stock (the “Offered Securities”), each Seller shall be entitled to purchase from the Company such amount of the same class of securities as the Offered Securities that would enable such Seller to maintain the same ownership percentage of the Company’s outstanding shares of capital stock as is owned by such Seller immediately prior to the time at which the Offered Securities are proposed to be issued.

(b)          In the event that the Company proposes to issue any Offered Securities, the Company shall promptly provide written notice thereof (the “Preemptive Rights Notice”) to the Sellers, which notice shall specify the number of, and describe the terms of, each type of Offered Security that the Company proposes to issue and shall include therewith any documentation relating thereto. Each such Seller shall have the option, exercisable by written notice to the Company within 10 days after the receipt of the Preemptive Rights Notice, to purchase from the Company at the Closing of the sale of the Offered Securities an amount of the same class of securities as the Offered Securities that would enable such Seller to maintain such Seller’s percentage interest on a fully-diluted basis, at the same price (net of any discounts or commissions) (except that, at such Seller’s option, each such Seller may, if the consideration proposed to be received by the Company is other than cash, pay cash in an amount equal to the fair market value (as reasonably determined in good faith by the Board of Directors) of such other consideration), and on the same terms and conditions, as set forth in the Preemptive Rights Notice. If within such 10-day period any such offer to sell such Offered Securities shall not be accepted, in whole or in part, by such Seller, the Company may issue the same Offered Securities to the Purchaser or its Affiliate but only upon the same terms and for the same consideration set forth in the Preemptive Rights Notice and no later than 120 days after the expiration of the 10-day period. The Company shall not have the right to sell such Offered Securities to Purchaser or its Affiliates upon any terms or conditions other than those contained in the Preemptive Rights Notice, without again first offering such Offered Securities to each such Seller in accordance with the terms of this Section 6.2. In the event any such offer is accepted, in whole or in part, by such Seller, the Company shall sell such Offered Securities to such Seller for the consideration and on the terms set forth above. The closing for such transaction shall take place as proposed by the Company with respect to the Offered Securities proposed to be issued (but in no event sooner than 10 days after the exercise of the option by such Sellers without their consent, and in no event prior to the closing of the sale of the Offered Securities to Purchaser or its Affiliates). Any and all Offered Securities acquired by such Sellers pursuant to this Section shall automatically and without further action be subject to this Agreement.

ARTICLE VII

INDEMNIFICATION

7.1         Survival. All of the representations, warranties, covenants and agreements of the parties contained in this Agreement or in any certificate, document or other instrument delivered in connection with this Agreement shall survive indefinitely (and not be affected in any respect by) the Closing and any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no Claim with respect thereto may be brought after, the twelve month anniversary of the Closing Date; provided, however, that: (a) the representations and warranties contained in Sections 3.1 (Corporate Existence and Power), 4.1 (Ownership of Shares, Title), 4.2 (Capacity, Enforceability and Consents), 5.1 (Existence and Power), 5.2 (Authorization; No Contravention) and the indemnity obligations for the inaccuracy or breach of such representations and warranties shall survive indefinitely; and (b) the representations and warranties contained in Section 3.6 (Capitalization) and the indemnity obligations for the inaccuracy or breach of such representations and warranties shall survive until the third anniversary of the Closing Date.

7.2          Indemnification. The Sellers shall jointly and severally indemnify the Purchaser, and the Purchaser shall indemnify the Sellers, as set forth below:

(a)          Subject to Section 7.1 and to this Section 7.2, the Sellers hereby agrees to jointly and severally indemnify and hold harmless the Purchaser and its directors, officers, employees, agents and Affiliates (collectively, the “Purchaser Indemnified Persons”) for, from, and against all (i) demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, disbursements and expenses (including any reasonable legal fees and expenses) (collectively, “Losses”) based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (x) the breach as of the Closing Date of any representation or warranty of the Sellers contained in or made pursuant to this Agreement and (y) the breach by the Sellers of, or the failure by the Sellers to perform, any of its covenants or other agreements contained in this Agreement and (ii) Liabilities of the Company existing from and after the Closing arising out of, based upon or in any other way caused by facts in existence prior to the Closing.

(b)          Subject to Section 7.1 and to this Section 7.2, the Purchaser hereby agrees to indemnify and hold harmless the Sellers and its directors, officers, employees, agents and Affiliates (collectively, the “Seller Indemnified Persons”) for, from and against any Losses based upon, arising out of, asserted against, resulting from, imposed on, or otherwise in respect of (i) the breach as of the Closing Date of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement and (ii) the breach by the Purchaser of, or failure by the Purchaser to perform, any of its covenants or other agreements contained in this Agreement.

(c)          If any Purchaser Indemnified Person, on the one hand, or any Seller Indemnified Person, on the other hand (the “Indemnified Party”), has a claim or potential claim or receives notice of any claim, potential claim or the commencement of any Action which could give rise to an obligation on the part of the Sellers, on the one hand, or the Purchaser, on the other hand, other than a Third Party Indemnification Claim (as defined below), to provide indemnification (the “Indemnifying Party”) pursuant to this Section 7.2, the Indemnified Party shall promptly give the Indemnifying Party notice thereof (the “Indemnification Claim”); provided, however, that the failure to give such prompt notice shall not prevent any Indemnified Party from being indemnified hereunder for any Losses, except to the extent that the failure to so promptly notify the Indemnifying Party, actually damages the Indemnifying Party.

(d)          In the event of a claim, a potential claim or the commencement of any Action by a third party which could give rise to an obligation to provide indemnification pursuant to this Article VII, the Indemnified Party will give the Indemnifying Party written notice thereof (the “Third Party Indemnification Claim”).

(e)          Any Indemnification Claim or Third Party Indemnification Claim shall describe the claim in reasonable detail. If the Indemnifying Party confirms in writing to the Indemnified Party within 15 days (or sooner if the nature of the asserted Third Party Indemnification Claim so requires) after receipt of the Third Party Indemnification Claim the Indemnifying Party’s responsibility to indemnify and hold harmless the Indemnifying Party therefor and within such 15-day period demonstrates to the Indemnified Party’s reasonable satisfaction that, as of such time, the Indemnifying Party has sufficient financial resources in order to indemnify for the full amount of any potential liability in connection with such claim, the Indemnifying Party may defend, at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, which counsel shall be reasonably satisfactory to the Indemnified Party, any Third Party Indemnification Claim. If the Indemnifying Party timely so elects to defend any such third party claim, the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such third party claim; provided, however, that (i) the Indemnified Party may, if such Indemnified Party so desires, employ counsel at such Indemnified Party’s own expense to assist in the handling (but not control the defense) of any such third party claim, (ii) the Indemnifying Party shall keep the Indemnified Party advised of all material events with respect to any such third party claim, (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before ceasing to defend against such third party claim or entering into any settlement, adjustment or compromise of such third party claim involving injunctive or similar equitable relief being asserted against any Indemnified Party or any of its Affiliates and (iv) no Indemnifying Party will, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not any such Indemnified Party is a party to such action), unless such settlement, compromise or consent by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such third party claim and includes an unconditional release of all such Indemnified Parties from all liability arising out of such claim, action, suit or proceeding. If the Indemnifying Party elects not to defend against the asserted liability, or fails to timely notify the Indemnified Party of its election as herein provided, the Indemnified Party may, at the Indemnifying Party’s expense, pay, compromise or defend against such asserted liability. In connection with any defense of a third party claim (whether by the Indemnifying Parties or the Indemnified Parties), all of the parties shall, and shall cause their respective Affiliates to, cooperate in the defense or prosecution thereof and to in good faith retain and furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by a party hereto in connection therewith.

(f)           Any payment made by the Sellers pursuant to this Section 7.2 shall be deemed an adjustment to the Purchase Price. Any payment made by the Purchaser pursuant to this Section 7.2 shall not be deemed an adjustment to the Purchase Price.

(g)          Except in the case of fraud or intentional misrepresentation, (i) the Sellers’ liability to Purchaser pursuant to this Article VII shall not in the aggregate exceed the Purchase Price and (ii) the liability of any Seller shall not in the aggregate exceed the amount of the Purchase Price payable to such Seller (including any amount being held by the Escrow Agent.

ARTICLE VIII

MISCELLANEOUS

8.1          Fees and Expenses. Each party shall pay its own expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the Contemplated Transactions.

8.2          Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or if telecopied in total at or prior to 5:00 PM (recipient’s time), on the date of such delivery, or if sent by reputable overnight courier or by telecopy in whole or in part after 5:00 PM (recipient’s time), on the first Business Day following the date of such mailing, as follows:

if to the Sellers, to:

Leonard W. Burningham, Esq., as Sellers’ Representative

455 East 500 South, #200

Salt Lake City, UT 84111

Telecopy No.: (801) 355-7126

if to the Purchaser, to:

Mirabella Holdings, LLC

c/o Richland, Gordon & Company

9330 Sears Tower

233 South Wacker Drive

Chicago, Illinois 60606

Attention: Alan D. Gordon

Telecopy No.: (312) 382-1150

with a copy to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, New York 10004

Attention: Michael Weinsier, Esq.

Telecopy No.: (212) 422-4726

Notwithstanding the foregoing, if a notice or other communication is actually received after 5:00 p.m. at the recipient’s designated address, such notice or other communication shall be deemed to have been given the later of (i) the next Business Day or (ii) the Business Day on which such notice or other communication is deemed to have been given pursuant to the immediately preceding sentence. Any party may by notice given in accordance with this Section 8.2 designate another address or Person for receipt of notices hereunder.

8.3          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Other than the parties hereto and their successors and permitted assigns, and except as set forth in Article VII, no Person is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other parties hereto; provided, however, that, without the prior written consent of the Sellers, the Purchaser may assign all or any portion of its rights hereunder (along with the corresponding obligations) to any purchaser or transferee of any of the Seller Shares or to any Affiliate of the Purchaser. Any assignee of the Purchaser pursuant to the proviso of the foregoing sentence shall be deemed to be a “Purchaser” for all purposes of this Agreement.

8.4	Amendment and Waiver.

(a)          No failure or delay on the part of the Sellers or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Seller or the Purchaser at law, in equity or otherwise.

(b)          Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Sellers’ Representative and the Purchaser.

8.5          Counterparts,. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.6          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.7          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Requirements of Law of the State of New York without giving effect to the principles of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in New York, New York, for any Action arising out of or relating to this Agreement and the Contemplated Transactions (and agrees not to commence any Action relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 8.2, shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in New York, New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any and all rights to trial by jury in connection with any action, suit or proceeding arising out of or relating to this Agreement or the Contemplated Transactions.

8.8          Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

8.9          Entire Agreement. This Agreement, together with the schedules and exhibits hereto, and the Escrow Agreement, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto, and the Escrow Agreement, supersede all prior agreements and understandings between the parties with respect to such subject matter.

8.10       Further Assurances. Subject to the terms and conditions of this Agreement, from time to time after the Closing, the Sellers and the Purchaser agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the Contemplated Transactions and to otherwise carry out the intent of the parties hereunder.

8.11       Public Announcements. Except as required by any Requirement of Law, none of the Sellers shall issue or make any reports, statements or releases to the public with respect to this Agreement or the Contemplated Transactions without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed. In the event that any such report, statement or release by any Seller is required to be made by any Requirement of Law, such Seller shall first consult with the Purchaser and reasonably incorporate the Purchaser’s comments into any such public disclosure.

8.12       Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond.

8.13	Interpretation; Absence of Presumption.

(a)         For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, exhibit and Schedule references are to the Articles, Sections, paragraphs, exhibits, and Schedules to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

(b)         With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof or referred to herein, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

8.14	Sellers’ Representative.

(a)          The Sellers hereby irrevocably appoint the Sellers’ Representative as the representative, agent, proxy, and attorney-in-fact for all the Sellers for all purposes under this Agreement and the Contemplated Transactions, including, without limitation, the full power and authority on the Sellers’ behalf: (i) to consummate the Contemplated Transactions; (ii) to negotiate disputes arising under, or relating to, this Agreement and the Contemplated Transactions; (iii) to receive and disburse to the Sellers any funds received on behalf of the Sellers under this Agreement or otherwise in connection with the Contemplated Transactions; (iv) to withhold any amounts received on behalf of the Sellers pursuant to this Agreement or otherwise in connection with the Contemplated Transactions or otherwise to satisfy any and all obligations or liabilities incurred by the Sellers’ Representative in the performance of its duties hereunder; (v) to execute and deliver any amendment or waiver to this Agreement, the Contemplated Transactions and the other agreements, instruments, and documents contemplated hereby or thereby or executed in connection herewith or therewith (without the prior approval of the Sellers); and (vi) to take all other actions to be taken by or on behalf of the Sellers in connection with this Agreement, Contemplated Transactions and the other agreements, instruments, and documents contemplated hereby or thereby or executed in connection herewith or therewith. The Sellers, by approving this Agreement, further agree that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Sellers’ Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller. All decisions and actions by the Sellers’ Representative shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. The Sellers’ Representative shall have no duties or obligations hereunder except those set forth herein and such duties and obligations shall be determined solely by the express provisions of this Agreement.

(b)         Upon final resolution of all rights, liabilities and obligations of the Sellers (including the Sellers’ Representative) pursuant to this Agreement and otherwise in connection with the Contemplated Transactions, the Sellers’ Representative shall distribute to the Sellers all funds received by it on behalf of the Sellers pursuant to the Escrow Agreement and all shares of capital stock of the Company received by it on behalf of the Sellers pursuant to the Reset Agreement, it being understood and agreed that such distribution(s) shall be the responsibility of the Sellers’ Representative only and that neither the Purchaser nor the Company shall have any obligation to ensure that such distribution is, or distributions are, made. Any amounts paid or other distributions made by the Sellers’ Representative to the Sellers pursuant to this Section 8.14(b) shall be paid to them in the same proportion as if such amounts had been paid to them at the Closing, as set forth on Schedule 2.3 hereto.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

Purchaser:	MIRABELLA HOLDINGS, LLC

By:	Alan D. Gordon GS Trust
its member

By:	/s/ Alan D. Gordon
Name: Alan D. Gordon
Title: Trustee

Sellers:	/s/ Duane S. Jensen
Duane S. Jenson

/s/ Travis T. Jensen
Travis T. Jenson

/s/ Thomas J. Howells
Thomas J. Howells

/s/ Leonard W. Burningham
Leonard W. Burningham

Sellers’ Representative:	/s/ Leonard W. Burningham
Leonard W. Burningham

Acknowledged and agreed, solely with respect	ATLANTICA, INC.
to Sections 6.1 and 6.2 hereof (and the
applicable sections of Article VIII
hereof, to the extent related thereto):

By:	/s/ Duane S. Jenson
Name: Duane S. Jenson
Title: President